Exhibit 99.2

Banzai Announces Closing of $5 Million Private Placement

Priced At-The-Market Under Nasdaq Rules

SEATTLE – September 26, 2024 – Banzai International, Inc. (NASDAQ: BNZI) (“Banzai” or the “Company”), a leading marketing technology company that provides essential marketing and sales solutions, today announced the closing of its previously announced private placement priced at-the-market under the rules of the Nasdaq Stock Market for the issuance and sale of an aggregate of 1,176,471 shares of Class A common stock (or pre-funded warrant in lieu thereof), accompanying Series A warrants to purchase up to 1,176,471 shares of Class A common stock and accompanying short-term Series B warrants to purchase up to 1,176,471 shares of Class A common stock at a purchase price of $4.25 per share (or per pre-funded warrant in lieu thereof). The Series A and the short-term Series B warrants have an exercise price of $4.00 per share and are exercisable immediately upon issuance. The Series A warrants will expire five years from the issuance date and the short-term Series B warrants will expire 18 months from the issuance date.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering were approximately $5 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. Banzai intends to use the net proceeds from the offering for working capital and other general corporate purposes. The Company paid off in full its outstanding credit facility with Yorkville Advisors from the net proceeds of the offering.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of Class A common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of Class A common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Banzai

Banzai is a marketing technology company that provides essential marketing and sales solutions for businesses of all sizes. On a mission to help their customers achieve their mission, Banzai enables companies of all sizes to target, engage, and measure both new and existing customers more effectively. Banzai customers include Square, Hewlett Packard Enterprise, Thermo Fisher Scientific, Thinkific, Doodle and ActiveCampaign, among thousands of others. Learn more at www.banzai.io. For investors, please visit https://ir.banzai.io.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding Banzai International, Inc.’s (the “Company’s”): the use of proceeds from the private placement as well as future financial, business and operating performance and goals; annualized recurring revenue and customer retention; ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs; potential financing and ability to obtain financing; acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions; strategy and strategic goals, including being able to capitalize on opportunities; expectations relating to the Company’s industry, outlook and market trends; total addressable market and serviceable addressable market and related projections; plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and product areas of focus and additional products that may be sold in the future. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date of this press release, except as required by law.

Investor Contacts:

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235
BNZI@mzgroup.us
www.mzgroup.us

Media

Rachel Meyrowitz

Director, Demand Generation, Banzai

rachel.meyrowitz@banzai.io